SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No. ____)

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MagneGas Corporation
(Name of Registrant as Specified in Its Charter)

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MAGNEGAS CORPORATION
150 RAINVILLE ROAD
TARPON SPRINGS, FL 34689
(727) 934-3448

To the Holders of Common Stock of MagneGas Corporation:

Re:           Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of MagneGas Corporation, a Delaware corporation (the “Company”) to inform the stockholders of action already approved by written consent of the majority stockholders holding 99.98% of the voting rights consisting of 0% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

To file an amendment to the Company’s Articles of Incorporation to decrease the authorized common stock from 900,000,000 shares, par value $0.001 per share, to 90,000,000 shares, par value $0.001 per share, with the Secretary of State of Delaware.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,
/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer and Director
November 7, 2013

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

November 7, 2013

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of MagneGas Corporation, a Delaware corporation (the “Company”), to notify such Stockholders of the following:

On or about October 22, 2013, the Company received written consents in lieu of a meeting of Stockholders from stockholders holding 99.98% of the voting rights consisting of 0% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock (collectively, the “Majority Stockholders”). This represents approximately 0 of the 23,109,109 shares of the total issued and outstanding shares of common stock of the Company and all of the 1,000,000 shares of the total issued shares of the Series A Preferred Stock, each share having the equivalent of 100,000 votes, (the “Majority Stockholders”), authorizing the Company’s Board of Directors to effect an amendment to the Company’s Articles of Incorporation to decrease the authorized common stock from 900,000,000 shares to 90,000,000 shares (the “Share Decrease”).

On October 18, 2013, the Board of Directors of the Company approved the above-mentioned action, subject to stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on October 22, 2013, in accordance with the Delaware General Corporation Law (“DGCL”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Share Decrease. Currently, the Company is authorized to issue 900,000,000 shares of Common Stock.  Of the 900,000,000 shares of Common Stock authorized, as of the Record Date, there were 23,109,109 shares of Common Stock issued and outstanding.

As a general matter, the Majority Stockholders believe the available number of unissued shares of Common Stock is too many shares that may be potentially issued at the discretion of the Board of Directors without going back to the Company’s stockholders for approval prior to issuance.  As a result, the Majority Stockholders approved the Decrease in Authorized Amendment.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of either Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Decrease in Authorized Amendment, the Board of Directors feels potential investors will be more likely to invest in the Company’s securities if the Company’s Board of Directors can only issue up to 90,000,000 shares of common stock as opposed to 900,000,000 shares of common stock.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the Action.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

DECREASE THE NUMBER AUTHORIZED SHARES OF OUR COMMON STOCK

General

On October 18, 2013, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment to the Fourth Article of the Company’s Articles of Incorporation to decrease the authorized common stock from 900,000,000 shares, par value $0.001, to 90,000,000 shares, par value $0.001 (the “Decrease in Authorized Amendment”). On October 22, 2013, the Majority Stockholders approved the Decrease in Authorized Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the Decrease in Authorized Amendment

Currently, the Company is authorized to issue 900,000,000 shares of Common Stock. Of the 900,000,000 shares of Common Stock authorized, as of the Record Date, there were 23,109,109 shares of Common Stock issued and outstanding.

As a general matter, the Majority Stockholders believe the available number of unissued shares of Common Stock is too many shares to be potentially issued at the discretion of the Board of Directors without going back to the Company’s shareholders for approval prior to issuance. As a result the Majority Stockholders approved the Decrease in Authorized Amendment.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of either Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Decrease in Authorized Amendment, the Board of Directors feels potential investors will be more likely to invest in the Company’s securities if the Company’s Board of Directors can only issue up to 90,000,000 shares of common stock as opposed to 900,000,000 shares of common stock.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The shares of Common Stock authorized by the Decrease in Authorized Amendment may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Company’s Common Stock may trade on at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Decrease in Authorized Amendment

The current officers and directors of the Company and the officers and directors of the Company when the Decrease in Authorized Amendment was approved by the Board of Directors do not have any substantial interest, direct or indirect, in the approval of the Decrease in Authorized Amendment, other than as stockholders of the Company.

Effects of the Decrease in Authorized Amendment

The Decrease in Authorized Amendment was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, lowering the number of shares that can be issued could decrease the opportunity for a future change of control or takeover of the Company. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The holders of Common Stock will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the decrease. However, issuances of significant numbers of additional shares of Common Stock in the future (i) may dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The Decrease in Authorized Amendment does not change the terms of the Common Stock.

The Decrease in Authorized Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Delaware Secretary of State with an expected effective date on or around November 26, 2013.

Dissenter’s Rights of Appraisal

The Stockholders have no right under the DGCL, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, October 22, 2013, the Company had 23,109,109 shares of Common Stock issued and outstanding, and there were 1,000,000 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series A Preferred stock are entitled to 100,000 votes for each share on all matters submitted to a stockholder vote.

On October 22, 2013, the holders of 99.98% of the voting rights equivalent to 0% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock, each share having the equivalent of 100,000 votes, executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of October 22, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 22, 2013. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 22, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 150 Rainville Road, Tarpon Springs, FL 34689.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)
5% Shareholders
Global Alpha, LLC (3) 35246 US 19 #311 Palm Harbor, FL 34684	4,417,829		19.1%	1,000,000		100%
DDI Industry International Rm.B-1613 Peking Times Square, Huizhongli #103, Chaoyang Dis. Beijing China 100101	2,199,441		9.5%
Directors and Executive Officers
Dr. Ruggero Maria Santilli 90 Eastwinds Ct Palm Harbor FL 34683	6,286,829	(4)	27.2%	1,000,000	(8)	100%
Carla Santilli 90 Eastwinds Ct Palm Harbor FL 34683	6,286,829	(5)	27.2%	1,000,000	(8)	100%
Luisa Ingargiola 4826 Blue Jay Circle Palm Harbor FL 34683	593,304	(6)	2.5%
Ermanno Santilli 90 Eastwinds Ct. Palm Harbor, FL 34683	655,054	(7)	2.8%
Joe Stone	28,854		*
William Staunton	15,609		*
Robert Dingess	597,604		2.6%
Christopher Huntington	39,668		*
Jacques Kerrest	45,899		*
Kevin Pollack	38,056		*
All directors and officers as a group (8 people)	7027429		34.3%	1,000,000		100%
* Less than 1%.

1)
Based on 23,109,109 shares of common stock issued and outstanding as of October 22, 2013. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. On June 26, we effected a 10-for-1 reverse stock split of our common stock.

2)
Based on 1,000,000 shares of Series A Preferred Stock issued and outstanding as of October 22, 2013. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 100 billion.

3)	Global Alpha, LLC is a privately owned company in which Dr. Ruggero Maria Santilli and Carla Santilli each own 50% of the company.
4)
Includes 4,417,829 shares of Global Alpha, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 50% of the company; 901,000 shares held by Global Beta, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 50% of the company; 313,000 shares held by Clean Energies Tech, in which Dr. Ruggero Maria Santilli owns 50% of the company; 20,000 shares held by RM Santilli Foundation in which Dr. Ruggero Maria Santilli beneficially, through his wife Carla Santilli, owns 50% of the company; 475,000 shares of common stock underlying options held by Dr. Santilli that are presently exercisable; and 150,000 shares of common stock underlying options held by his wife, Carla Santilli, that are presently exercisable. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of Global Beta, LLC is 35246 US 19 #311, Palm Harbor, FL, 34684.

5)
Includes 4,417,829  held by Global Alpha, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company; 901,000 shares held by Global Beta, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company; 313,000 shares held by Clean Energies Tech, in which Carla Santilli beneficially through her husband, Dr. Ruggero Maria Santilli, owns 50% of the company; 20,000 shares held by RM Santilli Foundation in which Carla Santilli, owns 50% of the company; 10,000 shares which Carla Santilli beneficially, through her husband Dr. Ruggero Maria Santilli, holds; 475,000 shares of common stock underlying options held by her husband, Dr. Santilli, that are presently exercisable; and 150,000 shares of common stock underlying options held by Carla Santilli that are presently exercisable. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of Global Beta, LLC is 35246 US 19 #311, Palm Harbor, FL, 34684.

6)
Includes 2,000 shares which Luisa Ingargiola beneficially owns through related family members; and 150,000 shares of common stock underlying options held by Luisa Ingargiola that are presently exercisable.

7)
Includes 20,000 shares held by RM Santilli Foundation in which Ermanno Santilli owns 50% of the company; and 225,000 shares of common stock underlying options held by Ermanno Santilli that are presently exercisable.

(8)	These shares are held by Global Alpha, LLC, which is owned 50% by Dr. Ruggero Santilli and 50% by Carla Santilli
ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 15, 2013 and August 13, 2013;
●
Our Current Reports on Form 8-K filed with the SEC on February 28, 2013, March 21, 2013, May 3, 2013, May 16, 2013, May 30, 2013, May 31, 2013, June 5, 2013, June 13, 2013, July 18, 2013, August 14, 2013, and September 25, 2013.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 150 Rainville Road, Tarpon Springs, FL 34689, telephone: (727) 934-3448.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/Ermanno Santilli
Ermanno Santilli
Chief Executive Officer and Director

EXHIBIT A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MAGNEGAS CORPORATION

MagneGas Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:         The name of the Corporation is MagneGas Corporation.

SECOND:    This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on December 9, 2005 (the “Certificate of Incorporation”).

THIRD:                The Article numbered FOURTH of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

FOURTH

Upon the date of this Certificate of Amendment to the Articles of Incorporation becomes effective in accordance with the state of Delaware, the number of authorized shares of capital stock is decreased to 90,000,000 shares of common stock, par value $0.001.

FOURTH:    This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH:         This Certificate of Amendment shall be effective as of 6:01 p.m. EST on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this __________ day of __________, 2013.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Name: Ermanno Santilli
Title: Chief Executive Officer